EXHIBIT 10.1

WHIRLPOOL CORPORATION
2018 OMNIBUS STOCK AND INCENTIVE PLAN

Whirlpool Corporation (the “Company”), a Delaware corporation, hereby adopts the following 2018 Omnibus Stock and Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by: (i) strengthening the Company's capability to develop, maintain, and direct an outstanding management team; (ii) motivating superior performance by means of long-term performance-based incentives; (iii) encouraging and providing for obtaining an ownership interest in the Company; (iv) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and (v) enabling award recipients to participate in the long-term growth and financial success of the Company.

2.	DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3    “Board” shall mean the board of directors of the Company.

2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5    “Committee” shall mean the Human Resources Committee of the Board or such other committee of directors as is designated by the Board, or a subcommittee thereof formed by the Human Resources Committee or such other committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom will be intended to be to the extent required by applicable law, rule or regulation (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or the rules of the principal U.S. national securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.6    “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) can be covered as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 registration statement.

2.7    “Director” shall mean a non-employee member of the Board.

2.8    “Effective Date” means the 2018 annual meeting of the stockholders of the Company.

2.9    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.10    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11    “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported, (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported, or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition shall be determined based on a price that is based on the opening, actual, high, low, or average selling prices of a Share on the New York Stock Exchange or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

2.12    “Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

2.13    “Net Exercise” means a Participant's ability to exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant's applicable tax withholding (if any) determined in accordance with Section 12.2 of the Plan, whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.

2.14    “Non-Qualified Stock Option” shall mean an Option to purchase Shares which is not an Incentive Stock Option.
2.15    “Option” shall mean any right granted pursuant to Article 5 allowing a Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16     “Other Share-Based Award” shall mean any Award granted pursuant to Article 8.

2.17    “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.18    “Performance Award” shall mean any Award of Performance Cash or Performance Shares granted pursuant to Article 9.

2.19    “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20    “Performance Period” shall mean any period established by the Committee during which any performance goals specified by the Committee with respect to an Award are to be measured.

2.21    “Performance Share” shall mean any units granted pursuant to Article 9 that are valued by reference to a designated number of Shares, which value may be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22    “Prior Plans” shall mean, collectively, the Company's 2010 Omnibus Stock and Incentive Plan, the Company's 2007 Omnibus Stock and Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the Effective Date.

2.23    “Restricted Stock” shall mean any Share issued pursuant to Article 7 with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.24    “Restricted Stock Unit” means an Award granted pursuant to Article 7 that is valued by reference to a Share, which value may be paid to the Participant in Shares or, in lieu thereof and to the extent set forth in the applicable Award Agreement, the Fair Market Value of such Share in cash (or in combination thereof) as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25    “Shares” shall mean the shares of common stock of the Company, par value $1.00 per share.

2.26    “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Article 6.

2.27    “Subsidiary” shall mean any corporation, limited liability company, partnership, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

2.28    "Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.29    “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.
(a)Subject to adjustment as provided in Section 11.2, as of the Effective Date, the total number of Shares available for grant under the Plan (the “Share Pool”) shall be 6,900,000 Shares, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2017 under any Prior Plan and 2.5 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2017 under any Prior Plan. The Share Pool shall be reduced by one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan and by 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(b)If (i) any Shares subject to an Award are not issued or delivered (in whole or in part) by reason of the expiration, termination, cancellation or forfeiture of such Award (excluding Shares subject to an Option cancelled upon settlement in Shares of a related Stock Appreciation Right or Shares subject to Stock Appreciation Right cancelled upon exercise of a related Option) or the settlement of such Award in cash, or (ii) after December 31, 2017, any Shares subject to an award under the Prior Plans are not issued or delivered (in whole or in part) by reason of the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option cancelled upon settlement in Shares of a related stock appreciation right or Shares subject to stock appreciation right cancelled upon exercise of a related option) or the settlement of such award in cash, then such Shares subject to such Award or award under the Prior Plans shall, to the extent of such expiration, termination, cancellation, forfeiture or cash settlement, be added to the Share Pool, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 31, 2017, an award other than an option or stock appreciation right under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Share Pool in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Pool: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2017, an option granted under the Prior Plans; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or, after December 31, 2017, an option or stock appreciation right under the Prior Plans; (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2017, a stock appreciation right under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2017, options under the Prior Plans.

(c)Substitute Awards shall not reduce the Share Pool nor shall Shares subject to a Substitute Award be added to the Share Pool as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Share Pool (and Shares subject to such Awards shall not be added to the Share Pool as provided in paragraph (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)Any Shares added to the Share Pool pursuant to this Section shall be added (i) as one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans and (ii) as 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2    Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional shares shall be treated.

3.3    Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of Shares (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any fiscal year of the Company to any Director shall not exceed $750,000; provided, however, that the per person limit set forth in this sentence shall be increased by one-third with respect to compensation and awards granted to any Non-Executive Chairman of the Board.

4.	ELIGIBILITY AND ADMINISTRATION

4.1    Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2    Administration

(a)The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividends or Dividend Equivalents (as defined in Section 12.1); and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. In addition, the Committee may, in its sole discretion, in the case of death, disability, termination of employment or service of the Participant or as otherwise determined by the Committee in special circumstances, including without limitation a Change in Control, take action such that (i) any or all outstanding Options and Stock Appreciation Rights shall become exercisable in part or in full, (ii) all or a portion of the Vesting Period applicable to any outstanding Awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Awards shall lapse, and (iv) the performance goals (if any) applicable to any outstanding Awards shall be deemed to be satisfied at the target, maximum or any other interim level.

(b)All expenses associated with the Plan shall be borne by the Company subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

(c)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(d)The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, Director or other person.

(e)Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. To the extent permitted by applicable law, including without limitation the DGCL, each individual to whom any duty or power relating to the administration or interpretation of the Plan has been delegated pursuant to this Section 4 shall not be liable for, and shall be entitled to indemnification and advancement of expenses in respect of, any action, omission or determination relating to the Plan, in the same manner and to the same extent as the members of the Committee. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.3    Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or Dividend Equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or Dividend Equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or Dividend Equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

5.	OPTIONS

5.1    Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. Each Option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 3,000,000 Shares, subject to adjustment as provided in Section 11.2.

5.2    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any (parent or Subsidiary) (a “Ten Percent Holder”), the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Article 10 or Section 11.2, the Committee shall not without the approval of the Company's stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel any previously granted Option in exchange for another Option with a lower option price per Share, (iii) cancel an Option in exchange for cash or another Award if the option price per Share exceeds the Fair Market Value of a Share on the date of such cancellation, or (iv) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.3    Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Ten Percent Holder.

5.4    Exercise of Options.

(a)Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the

Plan as the Committee may prescribe from time to time. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(b)Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) pursuant to a Net Exercise arrangement, (v) through any other method specified in the Award Agreement (including, in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise), or (vi) any combination of any of the foregoing, in each case, to the extent set forth in the Award Agreement relating to the Option; provided, however, to the extent required by applicable law the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired.

(c)The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an Option outstanding on the last business day of the term of such Option (the "Option Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the Option Automatic Exercise Date. Payment of the Option purchase price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For purposes of this Section 5.4(c), the term "Specified Minimum Value" means that the Fair Market Value per Share exceeds the purchase price of a Share subject to an expiring Option by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Options pursuant to this Section 5.4(c) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 5.4(c) shall apply only to an Option that has been timely accepted by a Participant under procedures specified by the Company from time to time.

6.	STOCK APPRECIATION RIGHTS

6.1    Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case, upon such terms and conditions as the Committee may establish in its sole discretion. Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right.

6.2    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following: (i) when Stock Appreciation Rights vest and become exercisable and (ii) whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof, with the form of payment to be set forth in the Award Agreement. The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock

Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) have a term not greater than ten (10) years. Other than pursuant to Article 10 or Section 11.2, the Committee shall not without the approval of the Company's stockholders (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any previously granted Stock Appreciation Right in exchange for another Stock Appreciation Right with a lower grant price per Share, (iii) cancel any Stock Appreciation Right in exchange for cash or another Award if the grant price per Share exceeds the Fair Market Value of a Share on the date of such cancellation, or (iv) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

6.3    Automatic Exercise. The Company may, in its discretion, provide in an Award Agreement or adopt procedures that a Stock Appreciation Right outstanding on the last business day of the term of such Stock Appreciation Right (the "SAR Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the SAR Automatic Exercise Date. The Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For purposes of this Section 6.3, the term "Specified Minimum Value" means that the Fair Market Value per Share exceeds the grant price of a Share subject to an expiring Stock Appreciation Right by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Stock Appreciation Rights pursuant to this Section 6.3 at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 6.3 shall apply only to a Stock Appreciation Right that has been timely accepted by a Participant under procedures specified by the Company from time to time.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2    Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant receiving a Restricted Stock Unit Award shall have only those rights specifically provided for by the Award Agreement, provided that in no event shall such a Participant possess voting rights with respect to such Award prior to the settlement of such Award in Shares. Any dividends, including a regular cash dividend, or any other property distributed with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.3    Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1    Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including unrestricted Shares and deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation. Any dividends, including a regular cash dividend, or any other property distributed with respect to any Other Share-Based Award or the number of Shares covered by an Other Share-Based Award as to which the restrictions have not yet lapsed shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Other Share-Based Award with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

8.2    Payment. Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the Award Agreement. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.3    Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units as part of or in lieu of (as determined by the Committee) all or a portion of their annual retainer. In addition, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units.

9.	PERFORMANCE AWARDS

9.1    Grants. Performance Awards in the form of Performance Shares or Performance Cash, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria determined by the Committee in its discretion. Such criteria may include, without limitation, performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: (a) revenue; (b) net income (or loss) per share; (c) profits; (d) net earnings (or loss); (e) net income (or loss); (f) operating income or loss; (g) cash flow; (h) cash flow per share (before or after dividends); (i) free cash flow; (j) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); (k) total stockholder return relative to assets; (l) total stockholder return relative to peers; (m) customer satisfaction; (n) customer growth; (o) employee satisfaction; (p) gross margin; (q) revenue growth; (r) stock price; (s) market share; (t) sales; (u) earnings (or loss) per share; (v) return on equity; (w) cost reductions; (x) economic value added; (y) product revenue growth; (z) income or loss (before or after allocation of corporate overhead and bonus); (aa) return on assets or net assets; (bb) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (cc) gross profits; (dd) comparisons of stock price with various stock market indices; (ee) return on capital (including return on total capital or return on invested capital); (ff) cash flow return on investment; (gg) return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; (hh) operating margin; (ii) year-end cash; (jj) cash margin; (kk) debt reduction; (ll) stockholders equity; (mm) operating efficiencies; (nn) research and development achievements; (oo) manufacturing achievements relating to obtaining particular yields from manufacturing runs; (pp) strategic partnerships or transactions relating to in-licensing and out-licensing of intellectual property; (qq) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and other vendors); (rr) supply chain achievements relating to establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company's products; (ss) co-development, co-marketing, or profit sharing arrangements; (tt) financial ratios (including those measuring liquidity, activity, profitability or leverage); (uu) cost of capital; (vv) financing and other capital raising transactions (including sales of the Company's equity or debt securities); (ww) factoring transactions; (xx) sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction, territory or globally or through partnering transactions; (yy) implementation, completion or attainment of measurable objectives with respect to commercialization of products, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel or (zz) any other metric established by the Committee. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, based upon the performance of the Company relative to performance of other companies or upon comparisons of any of the indicators of Company performance relative to performance of other companies, or based upon individual performance. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of any Adjustment Events.

9.2    Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.3    Payment. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CHANGE IN CONTROL PROVISIONS

10.1    Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 10.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 10.2.

10.2    Assumption or Substitution of Certain Awards.

(a)Unless otherwise provided in an Award Agreement or a Participant's effective employment, change in control, severance or other similar agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Options or Stock Appreciation Rights); (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and (iv) the restrictions, limitations and other conditions applicable to any Performance Awards shall lapse (with the attainment of the performance goals determined as set forth in the Award Agreement or as otherwise determined by the Committee), and such Performance Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award shall be considered assumed or substituted for, if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable; (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and (iv) the restrictions, limitations and other conditions applicable to any Performance Awards shall lapse (with the attainment of the performance goals determined as set forth in the Award Agreement or as otherwise determined by the Committee), and such Performance Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)The Committee, in its discretion, may determine that, if a Change in Control of the Company occurs, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

10.3    Change in Control. For purposes of the Plan, Change in Control means the happening of any of the following events:
(a)    Any individual, entity, or group (a “Person”) within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition by the Company; (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate; or (C) any acquisition pursuant to a Corporate Transaction (as defined below) that is not considered to be a Change in Control under clause (c), below. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person becomes a beneficial owner of more than 30% of the Outstanding Company Common Stock or the Company Voting Securities as a result of the acquisition of Outstanding Company Common Stock or Company Voting Securities by the Company which reduces the number of Outstanding Company Common Stock or Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Outstanding Company Common Stock or Company Voting Securities that increases the percentage of Outstanding Company Common Stock or Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur;

(b)    A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than Board shall not be so considered as a member of the Incumbent Board;

(c)    The consummation of a reorganization, merger, consolidation, statutory share exchange or other similar corporate transaction involving the Company or any of its subsidiaries (a “Corporate Transaction”), unless: (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock of the Company or its successor (or such entity's ultimate parent company) (the “Relevant Entity”) and the combined voting power of the outstanding voting securities of such Relevant Entity entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction, or any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the Relevant Entity or the combined voting power of the outstanding securities of such Relevant Entity entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board constitute at least a majority of the members of the board of directors of the Relevant Entity;

(d)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(e)The sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition: (i) more than sixty percent (60%) of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
11.    GENERALLY APPLICABLE PROVISIONS

11.1    Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are then traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that any amendments which require stockholder approval under applicable law, rule, regulation or stock exchange listing requirement will not become effective unless the same shall be approved by the requisite vote of the Company's stockholders. The Board may not, without the approval of the Company's stockholders, modify the prohibition on the repricing of Options and Stock Appreciation Rights as set forth in Sections 5.2 and 6.2, respectively. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

11.2    Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, such adjustments and other substitutions shall be made to the Plan and to Awards (including the performance criteria applicable to any Award) in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind, performance goals, and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

11.3    Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a

“Permitted Assignee”) (i) to the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations, in each case, without consideration; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

11.4    Termination of Employment or Services. The Award Agreements shall specify the terms relating to the exercise, vesting, settlement, cancellation or forfeiture, including the terms relating to the satisfaction of performance goals and the termination of the Vesting Period or Performance Period, of an Award upon a termination of employment with or service to the Company of the holder of such Award, whether by reason of disability, retirement, death or any other reason. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company or a Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an Employee and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to an entity that is a Subsidiary and such entity ceases to be a Subsidiary, unless the Committee determines otherwise and except as otherwise required to comply with Section 409A of the Code. In the event a Participant transfers employment from the Company to a Subsidiary or from a Subsidiary to the Company, such Participant shall not be deemed to have ceased to be an Employee for purposes of the Plan. Except as otherwise provided for in an Award Agreement, for purposes of this Plan, references to employment shall include service as a Director or Consultant.

11.5    Beneficiary Designation. To the extent permitted by the Company, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

11.6    Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the Code, to the extent applicable.

12.    MISCELLANEOUS

12.1    Award Agreements. The terms of any Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee), which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards (other than Options and Stock Appreciation Rights) shall receive dividends or amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award; provided, however, any dividends or Dividend Equivalents with respect to

Shares covered by an Award shall be subject to restrictions and risk of forfeiture to the same extent as those Shares covered by the Award with respect to which such dividends or Dividend Equivalents have been credited. The terms of an Award need not be the same with respect to each Participant. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.

12.2    Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost to the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) otherwise deliverable in connection with the Award.

12.3    Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

12.4    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5    Conditions on Awards. In the event that the employment of a Participant holding any unexercised Option or Stock Appreciation Right, any unearned Performance Award, any unvested or unearned shares of Restricted Stock, any unearned or unvested Restricted Stock Units or any unearned or unvested Other Share-Based Awards shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or Stock Appreciation Right is exercised, or any such Performance Award, share of Restricted Stock, Restricted Stock Units or Other Share-Based Award is vested or earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company; (b) not personally, or in conjunction with others, solicit or recruit current employees of Whirlpool or its subsidiaries to leave employment; (c) not in any way disparage the Company, its products or processes or any of its employees or vendors or customers; (d) protect the confidential information of the Company and its trade secrets; and (e) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that the above conditions are not fulfilled, the Participant shall forfeit all rights to any unexercised Option or Stock Appreciation Right, Performance Award, shares of Restricted Stock, Restricted Stock Units or Other Share-Based Awards held as on the date of the breach of condition. In addition, any Participant may be required to repay the Company an Award, (i) if the Participant is terminated by or otherwise leaves employment with the Company within two years following the vesting date of the Award and such termination of employment arises out, is due to, or is in any way connected with any misconduct or violation of Company policies, (ii) if the Participant becomes employed with a competitor within the two year period following termination, or (iii) for any other reason considered by the Committee in its sole discretion to be detrimental to the Company or its interests. Any determination by the Board which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in such activity or breached an obligation to the Company as aforesaid shall be conclusive. Nothing contained in this Section 12.5 is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

12.6    Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary herein, the Awards and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law. The Committee in its discretion may require a Participant to repay the amounts, if any, derived from an award in the event of a restatement of the Company's financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. The Committee will review these clawback provisions for compliance with any rules or regulations adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any changes required to be made to comply with such rules or regulations will apply to any award awarded under the Plan.

12.7    Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.8    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

12.9    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.10    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid by a court of competent jurisdiction, such unlawfulness or invalidity shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

12.11    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.12    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.13    Governing Law; Jurisdiction. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant's address shown in the books and records of the Company or, in the case of the Company, at the Company's principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

12.14    Effective Date; Termination of Plan. This Plan shall be effective on the date of its approval by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event the Company's 2010 Omnibus Stock and Incentive Plan shall continue in effect. If the Plan is adopted by the Company's stockholders, upon the Effective Date, no new Awards shall be granted under the Company’s 2010 Omnibus Stock and Incentive Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the first annual meeting of stockholders to occur following the tenth anniversary of the Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.15    Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees, Directors or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

12.16    Section 409A of the Code. This Plan and the Awards issued hereunder are intended to comply and shall be administered in a manner that is intended to be exempt from or comply with Section 409A of the Code, to the extent applicable, and the Plan and terms of Awards shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award is intended to be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, unless otherwise expressly determined by the Committee. In the event any provision of this Plan would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code, the Award may be amended, without the consent of the Participant, to comply with Section 409A of the Code, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.17    Listing, Registration and Legal Compliance. Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders' consent, so suspend such period but shall endeavor to provide at least 15 days prior written notice to the holders thereof prior to any such suspension if the Committee determines such notice is reasonably practicable.

12.18    Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.